EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned Vice President, Chief Financial Officer and Treasurer of First Republic Preferred Capital Corporation (the “Company”), hereby certifies on the date hereof pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2006	/s/ WILLIS H. NEWTON, JR.
	Name:	Willis H. Newton, Jr.
	Title:	Vice President, Chief Financial Officer and Treasurer